Distribution yields for First Investor's Funds are calculated using the following formula:


                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors New York Insured Tax Free Fund (Class A shares) as of December 31, 1996.


                                              Distribution
                             a         b          Yield
                             -         -          -----

                          $.720     $14.54        4.95%

Distribution yields for First Investor's Funds are calculated using the following formula:


                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors New York Insured Tax Free Fund (Class B shares) as of December 31, 1996.


                                              Distribution
                             a         b          Yield
                             -         -          -----

                          $.620     $14.53        4.27%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors New York Insured Tax Free Fund, Inc. (Class A shares) as of December 31, 1996.


                                                                   *Tax
                                                                 Equivalent
          a          b            c         d       e    Yield     Yield
          -          -            -         -       -    -----     -----

      $849,823   $197,933    13,913,453   $15.51  $.00   3.65%     5.49%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors New York Insured Tax Free Fund, Inc. (Class B shares) as of December 31, 1996.


                                                                   *Tax
                                                                 Equivalent
          a          b            c         d       e    Yield     Yield
          -          -            -         -       -    -----     -----

       $9,295      $3,422      152,206    $14.53  $.00   3.21%     4.82%

SEC Standardized Total Returns - Class A shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending redeemable value of a hypothetical $1,000
                        investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the standardized average annual total return and total return for First Investors New York Insured Tax Free Fund, Inc. (Class A shares) as of December 31, 1996.

                                                 AVE. ANNUAL      TOTAL
                 ERV             P         N     TOTAL RETURN     RETURN
                 ---             -         -     ------------     ------

  1 year:   $     964.90  $   1,000.00    1.00      (3.51%)       (3.51%)

 5 years:   $   1,263.80  $   1,000.00    5.00       4.79%         26.38%

10 years:   $   1,766.20  $   1,000.00   10.00       5.85%         76.62%

NAV Only Total Returns - Class A shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending redeemable value of a hypothetical $1,000
                        investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the average annual total return and total return for First Investors New York Insured Tax Free Fund, Inc. (Class A shares) as of December 31, 1996.

                                                 AVE. ANNUAL      TOTAL
                 ERV             P         N     TOTAL RETURN     RETURN
                 ---             -         -     ------------     ------

  1 year:   $   1,029.50  $   1,000.00    1.00       2.95%        2.95%

 5 years:   $   1,348.40  $   1,000.00    5.00       6.16%       34.84%

10 years:   $   1,884.00  $   1,000.00   10.00       6.54%       88.40%

Sec Standardized Total Returns - Class B shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending redeemable value of a hypothetical $1,000
                        investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the standardized average annual total return and total return for First Investors New York Insured Tax Free Fund, Inc. (Class B shares) as of December 31, 1996.

                                                    AVE. ANNUAL      TOTAL
                      ERV             P       N     TOTAL RETURN     RETURN
                      ---             -       -     ------------     ------

      1 year:   $     981.10  $   1,000.00   1.00      (1.89%)       (1.89%)

Life of Fund:   $   1,115.20  $   1,000.00   1.97       5.69%        11.52%

NAV Only Total Returns - Class B shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending redeemable value of a hypothetical $1,000
                        investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the average annual total return and total return for First Investors New York Insured Tax Free Fund, Inc. (Class B shares) as of December 31, 1996.

                                                    AVE. ANNUAL      TOTAL
                     ERV             P        N     TOTAL RETURN     RETURN
                     ---             -        -     ------------     ------

      1 year:   $   1,021.80  $   1,000.00   1.00      2.18%          2.18%

Life of Fund:   $   1,161.40  $   1,000.00   1.97      7.89%         16.14%